UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 20, 2025, reAlpha Tech Corp. (the “Company”), received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock had closed below $1 per share for 30 consecutive business days and, as a result, the Company was not in compliance with the $1 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

On November 18, 2025, the Company received a second letter from the Staff granting the Company’s request for a 180-day extension to regain compliance with the Minimum Bid Price Requirement. The Company now has until May 18, 2026 (the “Additional Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. This determination was based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the Additional Compliance Period by effecting a reverse stock split, if necessary to regain compliance with the Minimum Bid Price Requirement. If at any time during the Additional Compliance Period, the bid price of the Company’s common stock closes at $1 per share or more for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

If the Company does not regain compliance with the Minimum Bid Price Requirement during the Additional Compliance Period, the Staff will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

The Company will continue to monitor the closing bid price of its common stock and evaluate its available options to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s extension notice has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the ticker symbol “AIRE.”

Item 8.01 Other Events.

On November 18, 2025, the Company issued a press release announcing the receipt of the second letter from Nasdaq, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1**	Press Release, dated November 18, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**	Furnished herewith.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

2